UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 8, 2016

Ciena Corporation (Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)

001-36250	23-2725311
(Commission File Number)	(IRS Employer Identification No.)

7035 Ridge Road, Hanover, MD	21076
(Address of Principal Executive Offices)	(Zip Code)

(410) 694-5700
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 — ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On January 8, 2016, Ciena Corporation (“Ciena”), Ciena Communications, Inc., Ciena Government Solutions, Inc., and Ciena Canada, Inc. (collectively, the “Borrowers”), entered into a Sixth Amendment to Credit Agreement (the “Sixth Amendment”) by and among the Borrowers, the lenders party thereto and Deutsche Bank AG New York Branch, as administrative agent and collateral agent (the “ABL Agent”), which amends the ABL Credit Agreement, dated August 13, 2012 (as amended, the “ABL Credit Agreement”), by and among the Borrowers, the lenders party thereto and the ABL Agent.
The Sixth Amendment, among other things:

•	increases the total commitment under the ABL Credit Agreement from $200 million to $250 million, of which $200 million is available for issuances of letters of credit;

•
expands the “accordion” feature to provide Ciena with the option to further increase the total commitment under the ABL Credit Agreement from $250 million to $325 million, subject to certain customary conditions being met;

•
extends the maturity date of the ABL Credit Agreement from December 31, 2016 to December 31, 2020, but provides for an accelerated maturity in the event that Ciena and its subsidiaries are unable to satisfy a minimum liquidity test 90 days prior to the maturity date of any debt equal to $100 million or greater;

•	reduces the minimum aggregate amount of unrestricted cash and cash equivalents that Ciena and its domestic subsidiaries are required to maintain at all times from $150 million to $100 million; and

•
reduces the interest rate by 25 basis points on borrowings under the ABL Credit Agreement to either (a) LIBOR plus a margin ranging from 125 to 175 basis points (instead of the previous 150 to 200 basis points) or (b) a base rate plus a margin ranging from 25 to 75 basis points (instead of the previous 50 to 100 basis points), in each case with the actual margin determined according to the Borrower’s utilization of the facility.

Except as amended by the Sixth Amendment, the remaining terms of the ABL Credit Agreement remain in full force and effect. The foregoing does not purport to be a complete description of the terms of the Sixth Amendment and such description is qualified in its entirety by reference to the Sixth Amendment and is incorporated herein by reference.

ITEM 2.03 — CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OR A REGISTRANT

The information set forth under “Item 1.01—Entry into a Material Definitive Agreement” above is incorporated in this Item 2.03 by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciena Corporation

Date: January 13, 2016	By	/s/ David M. Rothenstein
David M. Rothenstein
Senior Vice President, General Counsel and Secretary